Exhibit 10.5

CHEVRON PHILLIPS CHEMICAL COMPANY LP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated
Effective January 1, 2005)

CHEVRON PHILLIPS CHEMICAL COMPANY LP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

TABLE OF CONTENTS

Section		Page

I	Purpose	1
II	Interpretation and Definitions	1
III	Administration of Plan	5
IV	Supplemental Retirement Benefits & Supplemental Death Benefits	6
V	Time and Form of Payment	7
VI	Source of Payment	8
VII	Withholding	9
VIII	Right to Amend, Modify, Suspend or Terminate	9
IX	Claim Review Procedure	9
X	Miscellaneous	11
	Appendix A	13

i

CHEVRON PHILLIPS CHEMICAL COMPANY LP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

SECTION I

Purpose

The purpose of this amended and restated Supplemental Executive Retirement Plan (the “Plan”)  is to provide retirement benefits to certain eligible employees (“SERP Members”) of Chevron Phillips Chemical Company LP and certain Affiliated Employers that adopt this Plan (collectively, the “Participating Employers”). These benefits are in addition to the retirement benefits that may be payable under the Chevron Phillips Chemical Company LP Retirement Plan (the “Retirement Plan”). To accomplish this, the Participating Employers intend to make supplemental pension and, if appropriate, survivor benefit payments, under the terms and conditions described below, to those SERP Members and any beneficiaries of SERP Members whose pension or survivor benefits payable under the Retirement Plan are reduced by reason of (a) the limitations imposed under sections 401(a)(17) and/or 415 of the Code, or (b) their deferral of compensation under the Deferred Compensation Plan (as defined below). In addition, the benefit payable to a SERP Member may be increased due to the use of the definitions of “SERP Compensation” and “SERP Highest Average Earnings” set forth below.

The Plan is intended to be an “excess benefit plan” that is an unfunded deferred compensation plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, to the extent it is not an excess benefit plan, it is an unfunded deferred compensation program maintained “for a select group of management or highly compensated employees” within the meaning of Title I of ERISA, and shall be implemented and administered in a manner consistent with this intention. It is also intended that the Plan comply with the requirements of Section 409A of the Internal Revenue Code, as added by the American Jobs Creation Act of 2004 (“Section 409A”), except with respect to SERP Members (or SERP Beneficiaries) covered by Appendix A.

The Plan was originally established effective January 1, 2001.

The Plan is, except as otherwise set forth in the document, amended and restated effective January 1, 2005.

SECTION II

Interpretation and Definitions

A.                                    Interpretation

(1)                                 General. Unless a clear contrary intention appears, for purposes of construction of this Plan:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Plan, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

(iii)                               reference to any gender includes the other gender;

(iv)                              reference to the Plan means the Plan as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)                                 reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)                              reference in the Plan to any article, section, appendix, schedule or exhibit means such article or section thereof or appendix, schedule or exhibit thereto;

(vii)                           “hereunder”, “hereof”, and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision thereof;

(viii)                        “including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix)                                “or” is not exclusive;

(x)                                   relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;” and

(xi)                                references to days, weeks, months, quarters and years are references to such periods as determined by the Gregorian calendar.

(2)                                  Accounting Terms. Unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with generally accepted accounting principles.

B.                                    Definitions

(1)                                  “Affiliated Employer” shall have the meaning set forth in the Retirement Plan.

(2)                                  “Basic Death Benefit” means the benefit payable under the Retirement Plan to the Beneficiary of a SERP Member on account of the death of the SERP Member.

(3)                                  “Basic Retirement Benefit” means the benefit payable under the Retirement Plan to a SERP Member.

(4)                                  “Chevron” means Chevron Corporation, or such entity as may be controlled by Chevron Corporation, that directly or indirectly holds a membership interest in the Company.

(5)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(6)                                  “Company” means Chevron Phillips Chemical Company LP.

(7)                                  “ConocoPhillips” means ConocoPhillips, or such entity as may be controlled by ConocoPhillips, that directly or indirectly holds a membership interest in the Company.

(8)                                  “Deferred Compensation Plan” means the Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan.

(9)                                  “Member” shall have the meaning set forth in the Retirement Plan.

(10)                            “Parent Company” means Chevron, ConocoPhillips, and their respective successors.

(11)                            “Participating Employer” means the Company or any other Affiliated Employer participating in the Plan as provided in Section III.E.

(12)                            “Plan” means the Chevron Phillips Chemical Company LP Supplemental Executive Retirement Plan.

(13)                            “Retirement Plan” means the Chevron Phillips Chemical Company LP Retirement Plan.

(14)                            “Separation from Service” (or “Separated from Service”) means a “separation from service” within the meaning of Section 409A and applicable guidance thereunder. Generally, a separation from service occurs when a SERP Member ceases to provide services for a Participating Employer and all Affiliated Employers.

(15)                            “SERP Beneficiary” means any person, persons, or entity designated by a SERP Member to receive any benefits payable in the event of the SERP Member’s death. If no SERP Beneficiary designation is in effect at the SERP Member’s death or if no person, persons, or entity so designated survives the SERP Member, the SERP Member’s surviving spouse, if any, shall be deemed to be the SERP Beneficiary; otherwise, the SERP Beneficiary shall be the personal representative of the estate of the SERP Member. In determining whether any person named as a SERP Beneficiary is living at the time of a SERP Member’s death, if such person and the SERP Member died in a common disaster and there is insufficient evidence to determine which person died first, then it shall be deemed that the SERP Beneficiary died first. Beneficiary designations in accordance with this Section must be in writing and filed with the SERP Committee.

(16)                            “SERP Committee” means two or more individuals designated by the Company to oversee the administration of the Plan.

(17)                            “SERP Compensation” means “Compensation” as defined in the Retirement Plan (without regard to Code section 401(a)(17) limits), but including management incentive bonuses paid pursuant to the Company’s Annual Incentive Program, which shall be treated as “Compensation” for purposes of this Plan on the date the bonus is paid.

(18)                            “SERP Highest Average Earnings” means, with respect to any SERP Member who is a Phillips Member, the SERP Member’s Average Final Compensation determined in the same manner such amount was calculated under the Phillips Plan as such plan was in effect on December 31, 2000. Thus, such an individual’s SERP Highest Average Earnings will be calculated by “decoupling” the Phillips Member’s compensation payable as a bonus, and the amount payable as base pay. The bonus amount shall consist of the sum of the 3 highest annual bonus payments during any 11 calendar year period, while the base pay portion shall consist of the Phillips Member’s base compensation based upon any 36 consecutive month period preceding the termination of that Phillips Member’s employment, which produces the highest average. For this purpose, “Phillips Member”, “Average Final Compensation”, and “Phillips Plan” shall have the meaning set forth in the Retirement Plan. With regard to all other SERP Members, the term “SERP Highest Average Earnings” shall have the same meaning as “Highest Average Earnings” in the Retirement Plan.

(19)                            “SERP Interest Rate” means the rate of return (measured at the end of the preceding calendar year) for the Treasury constant maturity 10-year note plus 1% as published by the Federal Reserve Statistical Release – H.15 Selected Interest Rates. Should the Federal Reserve discontinue publishing this document, then the SERP Interest Rate shall be based on a successor publication as determined by the Company.

(20)                            “SERP Member” means an employee of a Participating Employer who has satisfied the eligibility requirements under the Retirement Plan, and who satisfies each of the following criteria:  (a) is determined by the Company to be a member of a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA; and (b) is designated by the Company as an employee who may participate in the Plan.

(21)                            “Supplemental Death Benefit” means the benefit calculated under Section IV of the Plan and payable to the SERP Beneficiary.

(22)                            “Supplemental Retirement Benefit” means the benefit calculated under Section IV of the Plan payable to a SERP Member.

(23)                            “Unrestricted Death Benefit” means the benefit that would be payable under the Retirement Plan to the SERP Beneficiary of a SERP Member on account of death of such SERP Member, calculated:  (a) without regard to the limitations of sections 401(a)(17) and 415 of the Code; (b) as if amounts deferred by the SERP Member under the Deferred Compensation Plan had been paid to the SERP Member in the year so deferred; (c) utilizing “SERP Compensation” instead of “Compensation” as that term is defined in the Retirement Plan; and (d) utilizing “SERP Highest Average Earnings” instead of “Highest Average Earnings” as that term is defined in the Retirement Plan.

(24)                            “Unrestricted Retirement Benefit” means the benefit that would be payable under the Retirement Plan to a SERP Member, calculated:  (a) without regard to the limitations of sections 401(a)(17) and 415 of the Code; (b) as if amounts deferred by the SERP Member under the Deferred Compensation Plan had been paid to the SERP Member in the calendar year so deferred; (c) utilizing “SERP Compensation” instead of “Compensation” as that term is defined in the Retirement Plan; and (d) utilizing “SERP Highest Average Earnings” instead of “Highest Average Earnings” as that term is defined in the Retirement Plan.

SECTION III

Administration of the Plan

A.                                   The Plan shall be administered by the SERP Committee. The SERP Committee will serve as such without additional compensation.

B.                                     Notwithstanding any other provision of the Plan, the Plan shall be interpreted, operated and administered in accordance with Section 409A, except with respect to SERP Members (or SERP Beneficiaries) covered by Appendix A.

C.                                     The SERP Committee shall have all discretion and powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

(1)                                  To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of the Plan;

(2)                                  To establish and revise accounting methods for formulae for the Plan;

(3)                                  To determine the status and rights of SERP Members and SERP Beneficiaries;

(4)                                  To retain counsel, employ agents, and provide for such clerical, accounting and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan as they in their sole discretion, shall decide. Each member of the SERP Committee shall be fully justified in relying upon or acting in good faith upon any opinion, report, or information furnished in connection with the Plan by any accountant, counsel, or other specialist so retained (including financial officers of the Company, whether or not such persons are participants in the Plan).

(5)                                  To establish rules for the performance of its powers and duties and for the administration of the Plan;

(6)                                  To keep all records and prepare all reports and disclosures necessary to comply with the reporting and disclosure requirements of ERISA and the Code and to establish from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments supplements thereto, as it deems necessary to comply with applicable law and for the proper administration of the Plan; and

(7)                                  To administer the claims procedures specified in Section IX.

D.                                    The SERP Committee’s interpretation and construction of the provisions of the Plan and rules and regulations adopted by the SERP Committee shall be final. No member of the SERP Committee shall be liable for any action taken, or determination made, in respect of the Plan in good faith.

E.                                      This Plan may be adopted by Affiliated Employers as the SERP Committee may approve, whereupon such entities shall become Participating Employers.

SECTION IV

Supplemental Retirement Benefits & Supplemental Death Benefits

A.                                   Provided a SERP Member is vested in the Retirement Plan, the Supplemental Retirement Benefit for a SERP Member shall be an amount equal to the difference between his Basic Retirement Benefit and his Unrestricted Retirement Benefit. For a SERP Member who has a Separation from Service on or after January 1, 2005, the Supplemental Retirement Benefit actually payable to the SERP Member shall be calculated with reference to the SERP Member’s actual Basic Retirement Benefit, determined at the time of the SERP Member’s Separation from Service from the Participating Employer, regardless of whether the SERP Member elects to commence the receipt of benefits from the Retirement Plan.

B.                                     Each SERP Beneficiary of a SERP Member shall be entitled to a Supplemental Death Benefit as provided in this Section IV.B. if the SERP Beneficiary is entitled to the payment of a death benefit under the terms of the Retirement Plan. The Supplemental Death Benefit payable to a SERP Beneficiary of a SERP Member shall be an amount equal to the difference between the SERP Beneficiary’s Unrestricted Death benefit and his Basic Death Benefit.

C.                                     For purposes of this Plan, the determination of any amount payable in accordance with the Plan shall, except as specifically set forth in this Plan, be made in the same manner as such determination is made under the Retirement Plan (including, without limitation, the determination of the “Equivalent Actuarial Value” (as defined by the Retirement Plan) of any form of benefit payable under this Plan).

SECTION V

Time and Form of Payment

A.

(1)                                  Except as otherwise provided herein, payments to a SERP Member under the Plan shall be made in 5 annual installments commencing on January 1 of the calendar year following the calendar year of the SERP Member’s Separation from Service.

(2)                                  Notwithstanding the foregoing, for purposes of this Section V only, a transfer of employment to a Parent Company shall not be deemed to constitute a “Separation of Service” until such subsequent Separation from Service from the Parent Company. In such case, payments to the SERP Member under this Plan shall be made in 5 annual installments commencing on January 1 of the calendar year following the calendar year of the SERP Member’s Separation from Service from the Parent Company if permitted by Section 409A and the applicable guidance thereunder,  otherwise payments shall be made in 5 annual installments commencing on January 1 immediately following the 2 year anniversary of his Separation from Service from the Participating Employer.

B.                                     Notwithstanding the foregoing, a SERP Member may subsequently elect to receive a lump sum payment of his Supplemental Retirement Benefit under the Plan in accordance with such procedures as may be established by the SERP Committee. In addition to such requirements as the SERP Committee may establish, effective January 1, 2006:

(1)                                  The election may not take effect until at least 12 months after the date on which the election is made;

(2)                                  A distribution may not be made earlier than at least 5 years from the date the first Supplemental Retirement Benefit amount was scheduled to be paid; and

(3)           The election must be made at least 12 months before the date of the first scheduled distribution.

C.                                     Notwithstanding the foregoing, payment to a SERP Member shall be made in a lump sum distribution the first business day of the month following his Separation from Service (or first business day of the second month following his Separation from Service if the separation occurs after the fifteenth day of the month) if the present value of the SERP Member’s Supplemental Retirement Benefit is less than $10,000; provided, however, that if a SERP Member is described in Paragraph A(2) above, payment to the SERP Member shall be made in a lump sum distribution the first business day of the month following his Separation from Service from the Parent Company (or first business day of the second month following his Separation from Service if the separation occurs after the fifteenth day of the month) if permitted by Section 409A and the applicable guidance thereunder, otherwise on January 1 immediately following his 2 year anniversary of Separation from Service from the Participating Employer. In determining whether the SERP Member’s Supplemental Retirement Benefit is less than $10,000, the same provisions set forth in the Retirement Plan with respect to the determination of such values shall be utilized.

D                                       Payments to a SERP Beneficiary under this Plan shall be made in the same manner, for the same time period and on the same basis as payments would have been made to a SERP Member under Section V.A. of the Plan (or Section V.B. of the Plan if the SERP Member subsequently changes his SERP election) under the assumption that SERP Member would have Separated from Service on the last day of the month following the SERP Member’s death. Notwithstanding the foregoing, payment to a SERP Beneficiary shall be made in a lump sum distribution following a SERP Member’s death if the present value of such Supplemental Death Benefit is less than $10,000, payable at the same time and determined in the same manner as described in Section V.C.

E.                                      If a portion of the SERP Member’s benefit under the Plan is includible in income under Section 409A, such portion shall be distributed immediately to the SERP Member.

F.                                      Notwithstanding the foregoing, any payment to a SERP Member or a SERP Beneficiary under the Plan may be delayed upon the SERP Committee’s determination that one or more of the following events may occur:

(1)                                  The Participating Employer’s deduction with respect to such payment otherwise would be limited or eliminated by application of Code section 162(m);

(2)                                  The making of the payment would violate a term of a loan agreement to which the Company or one of its Affiliated Employers is a party, or other similar contract to which the Company or one of its Affiliated Employers is a party, and such violation would cause material harm to the Company or one of its Affiliated Employers; or

(3)                                  The making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment subject to this Section V.F. shall ultimately be paid in accordance with Section 409A.

G.                                     For a SERP Member who has a Separation from Service on or after January 1, 2005, during such time (from such Separation of Service) there remains an outstanding balance of the SERP Member’s benefit (or a SERP Beneficiary’s benefit, in the event the SERP Member’s Separation from Service is due to death) under the Plan, such balance shall earn the SERP Interest Rate.

SECTION VI

Source of Payment

The benefits payable under this Plan to a SERP Member or their SERP Beneficiary shall be paid from the general assets of the Participating Employer that employed the SERP Member. The SERP Member or their SERP Beneficiary shall be an unsecured general creditor of such Participating Employer with no special or prior right to any assets of the Participating Employer for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of the SERP Member or any SERP Beneficiary, or create any fiduciary relationship between the Participating Employer or the Company and the SERP Member or any SERP Beneficiary with respect to any assets of the Participating Employer or the Company.

SECTION VII

Withholding

Notwithstanding any contrary provision of the Plan, all benefits payable under this Plan to a SERP Member or SERP Beneficiary shall be subject to applicable withholding for federal, state and/or local income tax, FICA, and any other taxes.

SECTION VIII

Right to Amend, Modify, Suspend or Terminate

A.                                   The Company may amend, modify, suspend or terminate this Plan in whole or in part, in such manner as it may determine.

B.                                     Notwithstanding the foregoing, this Plan may not be amended, modified, suspended, or terminated as to a SERP Member who is entitled to receive or has commenced to receive benefits pursuant to this Plan in a manner which would reduce the benefits payable to such individual, without the express written consent of such SERP Member or if deceased, such SERP Member’s SERP Beneficiary.

C.                                     No amendment, alteration, modification, or termination shall reduce the accrued Supplemental Retirement Benefit or Supplemental Death Benefit of any SERP Member or SERP Beneficiary; provided, however, that this Section VIII.C. shall not prevent reductions on account of the SERP Member’s Basic Retirement Benefit ceasing to be affected (or becoming affected to a lesser degree) by the limitations of sections 401(a)(17), and/or 415 of the Code, and/or the SERP Member’s deferrals under the Deferred Compensation Plan.

D.                                    Notwithstanding the foregoing, no amendment of the Plan shall apply to amounts paid under Appendix A, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are exempt from the requirements of Section 409A.

SECTION IX

Claim Review Procedure

A.                                   Filing a Claim. A SERP Member or his authorized representative may file a claim for benefits under the Plan. Any claim must be in writing and submitted to the SERP Committee at such address as may be specified from time to time. Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a claimant.

B.                                     Denial of Claim. In the case of the denial of a claim respecting benefits paid or payable with respect to a SERP Member, a written notice will be furnished to the claimant within 90 days of the date on which the SERP Committee receives the claim. If special circumstances (such as for a hearing) require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

C.                                     Reasons for Denial. A denial or partial denial of a claim will be dated and signed by the SERP Committee and will clearly set forth:

(1)                                  the specific reason or reasons for the denial;

(2)                                  specific reference to pertinent Plan provisions on which the denial is based;

(3)                                  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)                                  an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

D.                                    Review of Denial. Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the SERP Committee for a full and fair review of the denied claim by filing a written notice of appeal with the SERP Committee within 60 days of the receipt by the claimant of written notice of the denial of the claim. A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it. If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

E.                                      Decision Upon Review. The SERP Committee will provide a prompt written decision on review. If the claim is denied on review, the decision shall set forth:

(1)                                  the specific reason or reasons for the adverse determination;

(2)                                  specific reference to pertinent Plan provisions on which the adverse determination is based;

(3)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(4)                                  a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA section 502(a).

A decision will be rendered no more than 60 days after the SERP Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the SERP Committee determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period.

F.                                      Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section. In any such legal action, the claimant may only present evidence and theories, which the claimant presented during the claims procedure. Any claims, which the claimant does not in good faith pursue through the review stage of the procedure, shall be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure.

G.                                     Limitations Period. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits by the SERP Committee. The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

SECTION X

Miscellaneous

A.                                   No Assignment of Benefits.

(1)                                  The benefits provided under this Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, to any person whatsoever. Except as provided below, the benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

(2)                                  Notwithstanding the preceding, benefits payable under the Plan shall be paid to the SERP Member, the SERP Member’s spouse or the SERP Beneficiary in accordance with the provisions of this Plan except to the extent that such benefits are required to be paid to an alternate payee under the provisions of a qualified domestic relations order (a “QDRO”) which satisfies the requirements of section 414(p) of the Code. The provisions set forth in the Retirement Plan applicable to QDROs shall apply to the determination of whether any such order satisfies the requirements of section 414(p) of the Code. Further, such QDROs shall be administrated in accordance with the rules set forth in the Retirement Plan, the provisions of which are hereby incorporated by reference; provided, however, a benefit shall be payable to an alternate payee under this Plan only at the time payment of the SERP Member’s benefit commences under this Plan pursuant to Section V. Neither this Plan, the SERP Committee, the Participating Employers nor the Company shall be liable in any manner to any person, including the SERP Member, SERP Member’s spouse, or SERP Beneficiary, for complying with any such court order or judgment.

B.                                     No Enlargement of Employment Rights. Neither the establishment or maintenance of this Plan, the payment of any amount by the Participating Employers nor any action of the Participating Employers or the SERP Committee shall be held or construed to confer upon any individual any right to be continued as an employee nor, upon dismissal, any right or interest in the Plan other than as provided in the Plan. The Participating Employers expressly reserve the right to discharge any employee at any time.

C.                                     Applicable Law; Severability. This Plan hereby created shall be construed, administered and governed in all respects in accordance with the laws of the State of Texas, and, to the extent applicable, ERISA and the Code. If any provision of this instrument shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.

IN WITNESS WHEREOF, Chevron Phillips Chemical Company LP by its duly authorized officer(s), has caused the Plan to be amended and restated on the 24 day of February, 2006.

CHEVRON PHILLIPS CHEMICAL COMPANY LP

/s/ James L. Gallogly

TITLE:	President and Chief Executive Officer

APPENDIX A

GRANDFATHERED PARTICIPANTS

Distribution of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to January 1, 2005 (and earnings thereon) that are payable to SERP Members (or their SERP Beneficiaries) who Separated from Service prior to January 1, 2005 shall be made in accordance with the Plan terms as in effect on December 31, 2004.